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                        MED/WASTE, INC. AND SUBSIDIARIES

                            EXHIBIT 21 - SUBSIDIARIES



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
                                                                STATE OF
NAME OF SUBSIDIARY                                           INCORPORATION     DATE OF INCORPORATION
------------------                                           -------------     ---------------------
1.  Safety Disposal System, Inc.                             Florida                   1990

2.  Med/Waste of Florida, Inc.                               Florida                   1993

3.  Safety Disposal System of South Carolina, Inc.           South Carolina            1996

4.  Safety Disposal System of Pennsylvania, Inc.             Pennsylvania              1997

5.  Safety Disposal System of Georgia, Inc.                  Georgia                   1997

6.  Safety Disposal System of Tennessee, Inc.                Tennessee                 1997

7.  Safety Disposal System of Virginia, Inc.                 Virginia                  1997

8.  Incendere, Inc.                                          Virginia                  1986

9.  Med Waste, Inc.                                          Pennsylvania              1995

10. Target Medical Waste Services, LLC.                      Alabama                   1993

11. Med-Waste, Inc.                                          Alabama                   1993

12. Safety Disposal System of New York, Inc.                 New York                  1997

13. BMW Med Tec of West Virginia, Inc.                       West Virginia             1992

14. Sanford Motors, Inc.                                     Pennsylvania              1989

15. East Coast Medical Waste, inc.                           New Jersey                1989

16. Bucks County Resource and Recovery, Inc.                 Pennsylvania              1994

17. Safety Disposal System Consulting, Inc.                  New York                  1998

18. RxMed, Inc.                                              Florida                   1999

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